EXHIBIT B
NATIONAL FUEL EXPLORATION CORP.
BALANCE SHEET
AT MARCH 31, 2002
(Unaudited)

Assets
Property Plant & Equipment
   Gas Utilities                                              -
   Non-Utilities                                   $484,783,045
Total Accumulated D, D & A                        ($225,722,466)
Net Property, Plant & Equipment                    $259,060,579

Current Assets:
Cash                                                 $1,505,990
Temporary Cash Investments                              $52,404
Notes Receivables - Intercompany                              -
Accts Receivable - Intercompany                               -
Notes Receivable                                              -
Accts Receivable - Customer                                   -
Reserve for Doubtful Acct                               ($3,129)
Other Accounts Receivable                            $9,604,355
Unbilled Utility Revenue                                      -
Gas Stored Underground                                        -
Impairment of O&G                                             -
Materials/Supplies - Average Cost                    $2,878,667
Dividends Receivable - Intercompany                           -
Unrecovered Purch Gas Cost                                    -
Prepayments                                            $383,071
Current Assets                                      $14,421,358

Other Assets:
Stock of Subsidiaries - Intercompany                          -
Notes of Subsidiaries - Intercompany                          -
Investments in Associated Companies                           -
Recoverable Future Taxes                                      -
Unamortized Debt Expense                                      -
Other Regulatory Assets                                       -
Liab. for Deriv. Fin Instr. - Asset                           -
Deferred Charges                                       $125,523
Long Term Notes Receivable                                    -
Other Assets                                                  -
Other Assets                                           $125,523

Total Assets                                       $273,607,461

Capitalization & Liabilities

Capitalization:
Common Stock $1 Par Value                                     -
Capital Stock of Subsidiaries                                 -
Paid in Capital                                     $78,444,748
Earnings Reinvested in Business                    ($86,193,989)
Cumulative Translation Adjustment                  ($21,616,040)
Unrealized Gain/Loss                                ($7,410,636)
Total Common Stock Equity                          ($36,775,916)

Long-Term Debt Net of Current Portion                         -
Notes Payable - Intercompany - Long Term           $253,005,373
Total Capitalization                               $216,229,457
Minority Interest in Foreign Subs                             -

Liabilities:
Notes Payable - Intercompany                                  -
Notes Payable - Bank & Commercial Paper             $17,616,477
Current Portion - Long Term Debt                              -
ACCT_PAY Accounts Payable - Other                   $11,932,619
Amounts Payable to Customers                                  -
Estimated Revenue Refunds                                     -
Customer Deposits                                             -
Federal Income Tax                                     $529,495
Other Taxes                                                   -
Dividends Payable                                             -
Other Accruals                                                -
Accr Pension Contribution                                     -
Reserves for Gas Replacement                                  -
Accounts Payable - Intercompany                     $21,307,265
Dividends Payable -  Intercompany                             -
Total Current Liabilities                           $51,385,857

Deferred Credits:
Accumulated Deferred Income Tax                     ($4,947,325)
Taxes Refundable to Customer                                  -
Unamortized Investment Tax Credit                             -
Liab. for Deriv. Financial Instruments              $10,911,136
Other Deferred Credit                                   $28,335
Total Deferred Credits                               $5,992,146
Total Capitalization & Liabilities                 $273,607,459
                                                   ============

See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas
Company’s Form 10-K for the fiscal year ended September 30, 2001 and in Item 1 of Part I of National Fuel Gas Company’s Form 10-Q for the quarters ended
December 31, 2001 and March 31, 2002.